UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2025

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders of Adeia Inc. (the “Company”) held on May 8, 2025, the following proposals were approved by the stockholders of the Company: (i) to elect seven (7) members of the Board to hold office until the next annual meeting or until their successors are duly elected and qualified; (ii) to hold an advisory vote to approve the compensation of our named executive officers as described in this proxy statement; and (iii) to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025, each by the votes set forth below:

Proposal 1 – Election of Directors:

Name of Director	For	Against	Abstain	Broker Non-Vote
Paul E. Davis	96,758,263	162,697	36,364	7,067,470
V. Sue Molina	96,743,772	161,722	51,830	7,067,470
Daniel Moloney	96,479,946	425,195	52,183	7,067,470
Tonia O’Connor	96,519,775	360,587	76,962	7,067,470
Adam Rymer	96,769,785	135,705	51,834	7,067,470
Phyllis Turner-Brim	96,335,981	568,816	52,527	7,067,470
Sandeep Vij	96,715,196	190,751	51,377	7,067,470

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Vote
95,633,558	1,264,790	58,976	7,067,470

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain
102,536,543	1,461,373	26,878

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2025	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer